Exhibit 10.2

TENDER AND SUPPORT AGREEMENT

This TENDER AND SUPPORT AGREEMENT is made as of September 5, 2022 (this “Agreement”) by and between (a) ADT Inc., a Delaware corporation, and (b) Prime Security Services TopCo (ML), L.P., a Delaware limited partnership, and Prime Security Services TopCo (ML II), L.P., a Delaware limited partnership (each, a “Majority Stockholder” and, collectively, the “Majority Stockholders”).

WHEREAS, each Majority Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (including the rules and regulations and published interpretations promulgated thereunder, the “Exchange Act”)), of the number of shares of common stock (“Common Stock”), par value $0.01 per share, of ADT Inc., a Delaware corporation (the “Company”), set forth opposite the name of such Majority Stockholder on Schedule I hereto;

WHEREAS, contemporaneously with the execution of this Agreement, the Company and State Farm Fire & Casualty Company, an Illinois stock insurance company (the “Investor”), are entering into that certain Securities Purchase Agreement dated as of the date hereof (as it may be amended from time to time, the “Purchase Agreement”), which provides, among other things, (a) for the Company to issue, sell and deliver to the Investor, and the Investor to purchase and acquire from the Company, 133,333,333 shares of Common Stock (the “Issued Shares”) at a price of $9.00 per share (the “Purchase Price”) and (b) for the Company to commence a cash tender offer on the terms and conditions to be set forth in the Offer to Purchase (the “Offer”) to acquire up to a number of shares equal to the number of Issued Shares (the “Maximum Amount”) at a price per share equal to the Purchase Price (the “Offer Price”);

WHEREAS, as a condition and material inducement to the willingness of the Company to enter into the Purchase Agreement, each of the Majority Stockholders, severally and not jointly (and solely in such Majority Stockholder’s capacity as a holder of the Owned Shares (as defined below)), has agreed to enter into this Agreement; and

WHEREAS, capitalized terms in this Agreement and not defined have the meanings given to such terms in the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereby agree as follows:

SECTION 1. Representations and Warranties of the Majority Stockholders.

Each Majority Stockholder hereby represents and warrants to the Company as follows:

(a) As of the date hereof, such Majority Stockholder is the beneficial owner of the shares of Common Stock (the “Owned Shares”) set forth opposite such Majority Stockholder’s name on Schedule I to this Agreement under the heading “Owned Shares”.

(b) Such Majority Stockholder (i) is a limited partnership duly formed and validly existing and in good standing under the Laws of the jurisdiction of its organization, (ii) has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby and (iii) has taken all necessary limited partnership action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(c) This Agreement has been duly executed and delivered by such Majority Stockholder and, assuming due authorization, execution and delivery of this Agreement by the Company, constitutes a legal, valid and binding obligation of such Majority Stockholder, enforceable against such Majority Stockholder in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d) Neither the execution and delivery of this Agreement by such Majority Stockholder nor the consummation by such Majority Stockholder of the transactions contemplated hereby, nor the performance or compliance by such Majority Stockholder of the terms and provisions hereof, will (i) violate any Law or Judgment applicable to such Majority Stockholder or (ii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under, or result in the creation of any lien, encumbrance, equity or claim (each, an “Encumbrance”) on any of the Owned Shares, pursuant to any of the terms, conditions or provisions of any Contract to which such Majority Stockholder is party or accelerate such Majority Stockholder’s obligations under any such Contract. Except for filings required under, and compliance with other applicable requirements of, the Exchange Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or materially impair the performance by such Majority Stockholder of any of its obligations under this Agreement.

(e) The Subject Shares (as defined below) beneficially owned by such Majority Stockholder are now, and at all times during the term hereof will be (except for the Subject Shares transferred in accordance with this Agreement and accepted for payment pursuant to the Offer), held beneficially and either as of record by such Majority Stockholder or by a nominee or custodian for the benefit of such Majority Stockholder, free and clear of all Encumbrances, except for (i) any such Encumbrances arising hereunder (in connection therewith any restrictions on transfer or any other Encumbrances have been waived by appropriate consent), (ii) Encumbrances imposed by federal or state securities Laws and (iii) any Encumbrances set forth on Schedule II to this Agreement (collectively, “Permitted Encumbrances”).

(f) Such Majority Stockholder understands and acknowledges that the Company is entering into the Purchase Agreement in reliance upon such Majority Stockholder’s execution, delivery and performance of this Agreement.

(g) With respect to such Majority Stockholder, as of the date hereof, there is no Action pending against, or, to the actual knowledge of such Majority Stockholder, threatened in writing against such Majority Stockholder or any of such Majority Stockholder’s properties or assets (including the Subject Shares) before or by any Governmental Authority that would reasonably be expected to prevent or materially delay or materially impair the consummation by such Majority Stockholder of the transactions contemplated by this Agreement or otherwise materially impair such Majority Stockholder’s ability to perform its obligations hereunder.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Majority Stockholders as follows:

(a) The Company is a corporation duly organized and validly existing and in good standing under the Laws of the jurisdiction of its organization.

(b) The Company has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, and has taken all necessary corporate or similar action to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

(c) This Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by each Majority Stockholder, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company it in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(d) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby, nor the performance or compliance by the Company of the terms and provisions hereof, will (i) violate any Law or Judgment applicable to the Company or (ii) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Company is party or accelerate the Company’s obligations under any such Contract. Except for filings required under, and compliance with other applicable requirements of, the Exchange Act, no consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement, other than such other consents, approvals, filings, licenses, permits or authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, prevent or materially delay or materially impair the performance by the Company of any of its obligations under this Agreement.

SECTION 3. Tender of the Subject Shares.

(a) Subject to the terms of this Agreement, each Majority Stockholder agrees to tender or cause to be tendered in the Offer at least the number of shares of Common Stock set forth opposite such Majority Stockholder’s name on Schedule I to this Agreement under the heading “Subject Shares” (such shares tendered pursuant to this Section 3(a), the “Subject Shares”) pursuant to and in accordance with the terms of the Offer as set forth in the Purchase Agreement and to be set forth in the Offer to Purchase, free and clear of all Encumbrances except for Permitted Encumbrances.

(b) Each Majority Stockholder agrees that once such Majority Stockholder’s Subject Shares are tendered, such Majority Stockholder will not withdraw such Subject Shares from the Offer unless and until this Agreement has been terminated in accordance with Section 5, in which case such Majority Stockholder may elect to withdraw from the Offer all or some of the Subject Shares.

(c) Each Majority Stockholder acknowledges and agrees that the Company’s obligation to accept for payment shares of the Common Stock tendered into the Offer, including any Subject Shares tendered by such Majority Stockholder, is subject to the terms and conditions of the Offer to be set forth in the Offer to Purchase.

(d) If the Offer is terminated or withdrawn by the Company, or the Purchase Agreement is terminated prior to the purchase of the Subject Shares in the Offer, the Company shall, and shall cause the depository agent in the Offer to, promptly (and in no event later than two (2) Business Days) return all tendered Subject Shares to the applicable Majority Stockholder.

(e) The Company acknowledges and agrees that it shall use the proceeds from the issuance and sale of the Issued Shares under the Purchase Agreement to finance the Offer.

SECTION 4. Further Assurances. Each party shall execute and deliver any additional documents and take such further actions as may be reasonably necessary to carry out all of the provisions hereof, including all of the parties’ obligations under this Agreement.

SECTION 5. Termination.

(a) This Agreement shall terminate automatically as of the earliest to occur of: (i) the termination of the Purchase Agreement in accordance with its terms; (ii) the consummation of the Offer; (iii) such time as any modification, waiver or amendment to the Purchase Agreement (including the terms of the Offer set forth therein), as in effect as of the date hereof, is effected without the Majority Stockholders’ prior written consent that (A) reduces the Offer Price or the Maximum Amount, (B) changes the form of consideration in the Offer, (C) in any manner delays, interferes with, hinders or impairs the consummation of the Offer in any material respect, including as a result of any additions or amendments to or modifications or waivers of any of the conditions set forth in Exhibit B to the Purchase Agreement not otherwise permitted therein, (D) extends or otherwise changes the expiration time of the Offer (the “Expiration Time”) other than (x) if, at the then-scheduled Expiration Time, any of the conditions to the Offer (other than those conditions that by their terms are to be satisfied at the consummation of the Offer) has not been satisfied, or (y) as required by any Law that is applicable to the Offer; provided that in no event shall the Offer be extended to a date that is more than five (5) Business Days after than the Termination Date, or (E) otherwise adversely affects the Majority Stockholders in any material respect; and (iv) the mutual written consent of the parties hereto.

(b) Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 5 shall relieve any party from liability for Fraud or willful and material breach of this Agreement prior to termination hereof (for purposes of this Agreement, the reference to “this Agreement or any Transaction Document” in the definition of “Fraud” in the Purchase Agreement shall be deemed to be a reference to this Agreement) and (ii) this Section 5, Section 6 and Section 9 hereof shall survive the termination of this Agreement.

SECTION 6. Expenses. All fees and expenses incurred in connection this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Offer is consummated.

SECTION 7. Public Disclosure.

(a) Each Majority Stockholder hereby: (i) consents to and authorizes the publication and disclosure by the Company (including in the Schedule TO or any other publicly filed documents relating to the Offer or any other transaction contemplated by the Purchase Agreement) of (A) such Majority Stockholder’s identity, (B) such Majority Stockholder’s ownership of the Owned Shares and (C) the nature of such Majority Stockholder’s commitments, arrangements and understandings under this Agreement, including with respect to such Majority Stockholder’s commitment to tender its Subject Shares in the Offer (including filing this Agreement as an exhibit to any publicly filed documents relating to the Offer or any other transaction contemplated by the Purchase Agreement), and any other information that the Company determines to be necessary in any SEC disclosure document in connection with the Offer or any of the other transactions contemplated by the Purchase Agreement; and (ii) agrees as promptly as practicable to notify the Company of any required corrections with respect to any written information supplied by such Majority Stockholder specifically for use in any such disclosure document, if and to the extent that any such information shall have become false or misleading in any material respect. The Majority Stockholder and their counsel shall be given a reasonable opportunity to review and comment upon the Offer to Purchase and any amendments and supplements thereto, and any other SEC disclosure document in connection with the Offer, prior to filing such documents with the SEC or dissemination of such documents to the stockholders of the Company and the Company shall give reasonable and good faith consideration to any comments made by the Majority Stockholders and their counsel.

(b) The Company shall use reasonable efforts to cause the Offer to Purchase, and all other documents relating to the Offer that the Company may prepare, to comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable, and the rules and regulations thereunder.

SECTION 8. Adjustments. In the event that, between the date of this Agreement and the consummation of the Offer, the outstanding shares of Common Stock are changed into a different number or class of shares by reason of any stock split, reverse stock split, stock dividend (including any dividend or other distribution of securities convertible into Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Common Stock, and the Offer Price is adjusted pursuant to the Purchase Agreement as a result therefrom, each reference to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event to provide the Company and each Majority Stockholder the same economic effect as contemplated by this Agreement prior to such action.

SECTION 9. Miscellaneous.

(a) Amendments; Waivers. Subject to compliance with applicable Law, this Agreement may not be amended or supplemented in any and all respects without the written consent of the parties hereto.

(b) Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (b) extend the time for the performance of any of the obligations or acts of the other party or (c) waive compliance by the other party with any of the agreements contained herein applicable to such party. Notwithstanding the foregoing, no failure or delay by the Company or the Majority Stockholders in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c) No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or schedule or other document delivered pursuant to this Agreement shall survive the consummation of the Offer.

(d) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.

(e) Counterparts. This Agreement may be executed in one or more counterparts (including by electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto (including by electronic signature) and delivered to the other parties hereto (including electronically, e.g., in PDF format).

(f) Entire Agreement; Third-Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder; provided that Section 9(m) shall be for the benefit of, and enforceable by, each of the Related Parties.

(g) Governing Law; Jurisdiction.

(i) This Agreement and all matters, claims or Actions (whether at law, in equity, in Contract, in tort or otherwise) based upon, arising out of or relating to this Agreement, execution or performance of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(ii) All Actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction over any Action, any state or federal court within the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 9(g) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9(j). The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(h) Specific Enforcement. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached, including if the parties hereto fail to take any action required of them hereunder to consummate the transactions contemplated by this Agreement, and that time is of the essence. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (in the courts described in Section 9(g) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement) and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, the parties hereto would not have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9(h) shall not be required to provide any bond or other security in connection with any such order or injunction.

(i) WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(i).

(j) Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

(a)	If to the Company, to:

ADT Inc.

1501 Yamato Road

Boca Raton, Florida 33431

Attention: Chief Legal Officer

Email:       DSmail@adt.com

with a copy (which shall not constitute notice) to:

Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, New York 10019

Attention: Robert I. Townsend, III

                  O. Keith Hallam, III

                  Sanjay Murti

Email:       RTownsend@cravath.com

                  KHallam@cravath.com

                  SMurti@cravath.com

(b)	If to any Majority Stockholder, to:

Prime Security Services TopCo (ML), L.P.,

Prime Security Services TopCo (ML II), L.P.

One Manhattanville Road, Suite 201

Purchase, New York 10577

Attention: Marc Becker

                  Chief Legal Officer

Email: becker@apollo.com

                  jsuydam@apollo.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention: Taurie M. Zeitzer

                  Justin Rosenberg

Email:       tzeitzer@paulweiss.com

                  jrosenberg@paulweiss.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(k) Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

(l) Interpretation.

(i) When a reference is made in this Agreement to an Article, a Section or Schedule, such reference shall be to an Article of, a Section of, or a Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “date hereof” when used in this Agreement shall refer to the date of this Agreement. The terms “or”, “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded (and unless if otherwise required by Law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

(ii) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provision of this Agreement.

(m) Non-Recourse. Each party hereto agrees, on behalf of itself and its Affiliates, that all Actions, claims, obligations, liabilities or causes of action (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) that may be based upon, in respect of, arise under, out of or by reason of, be connected with, or relate in any manner to: (i) this Agreement or the transactions contemplated hereby, (ii) the negotiation, execution or performance of this Agreement or any other agreement referenced herein (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement or such other agreement), (iii) any breach or violation of this Agreement or any other agreement referenced herein, and (iv) any failure of the transactions contemplated hereby or under any other agreement referenced herein to be consummated, in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement or, in the case of the other agreements referenced herein, the persons that are expressly named as parties thereof, and, in accordance with, and subject to the terms and conditions of, this Agreement or such other agreement referenced herein, as applicable. In furtherance and not in limitation of the foregoing, each party hereto covenants, agrees and acknowledges, on behalf of itself and its respective Affiliates, that no recourse under this Agreement or in connection with any of the transactions contemplated hereby shall be sought or had against any other Person, and no other Person shall have any liabilities or obligations (whether in Contract or in tort, in Law or in equity or otherwise, or granted by statute or otherwise, whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or any other theory or doctrine, including alter ego or otherwise) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with or related in any manner to the items in clauses (i) through (iv) of the immediately preceding sentence, it being expressly agreed and acknowledged that no personal liability or losses whatsoever shall attach to, be imposed on or otherwise be incurred by any of the aforementioned, as such, arising under, out of, in connection with or related in any manner to the items in clauses (i) through (iv) of the immediately preceding sentence. Notwithstanding anything to the contrary herein or otherwise, except as contemplated in the proviso of the first sentence of this Section 9(m), with respect to each party hereto, no past, present or future director, manager, officer, employee, incorporator, member, partner, shareholder, agent, attorney, advisor, lender or Representative or Affiliate of such named party (the “Related Parties”) shall be responsible or liable for any multiple, consequential, indirect, special, statutory, exemplary or punitive damages which may be alleged as a result of this Agreement or the transactions contemplated hereby, or the valid termination or abandonment of any of the foregoing.

(n) Capacity as a Stockholder. Each Majority Stockholders signs this Agreement solely in such Majority Stockholder’s capacity as a stockholder of the Company, and not in any other capacity. Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the reasonable exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

(o) No Ownership Interest. Until receipt of payment in full by such Majority Stockholder for all of its Subject Shares pursuant to, and in accordance with the terms of, the Offer, except as otherwise provided herein, nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Subject Shares. All rights, ownership and economic benefits of and relating to the Subject Shares shall remain vested in and belong to such Majority Stockholder, and the Company shall have no authority to exercise any power or authority to direct such Majority Stockholder in the voting of any of the Subject Shares.

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IN WITNESS WHEREOF, the Company and the Majority Stockholders have caused this Agreement to be duly executed and delivered as of the date first written above.

COMPANY

ADT INC.

By:	/s/ James D. DeVries
Name: James D. DeVries
Title: President and Chief Executive Officer

Signature Page to Tender and Support Agreement

MAJORITY STOCKHOLDERS

PRIME SECURITY SERVICES TOPCO (ML), L.P.

By: Prime Security Services TopCo (ML), LLC, its general partner

By: Prime Security Services TopCo Parent GP, LLC, its sole member

By:	/s/ James Ellsworth
Name: James Ellsworth
Title: Vice President

PRIME SECURITY SERVICES TOPCO (ML II), L.P.

By: Prime Security Services TopCo (ML II), LLC, its general partner

By: Prime Security Services GP, LLC, its sole member

By: Apollo Advisors VIII, L.P. its sole member

By: Apollo Capital Management VIII, LLC, its general partner

By:	/s/ James Ellsworth
Name: James Ellsworth
Title: Vice President

Signature Page to Tender and Support Agreement

SCHEDULE I

Name of Majority Stockholder	Owned Shares	Subject Shares
Prime Security Services TopCo (ML), L.P.	569,012,649.65	124,593,343
Prime Security Services TopCo (ML II), L.P	39,915,174.76	8,739,990

SCHEDULE II

The Majority Stockholders have pledged all of their Owned Shares pursuant to a margin loan agreement, which such pledge shall be released in respect of the Subject Shares at or prior to the consummation of the Offer.

Encumbrances arising from the terms of that certain side letter, dated as of the date hereof, by and between the Majority Stockholders and the Investor.